EXHIBIT 10.17

ABINGTON BANCORP, INC.

FORMER DIRECTOR ADVISORY BOARD SERVICE PLAN

It is the purpose of this Plan to encourage Directors who have made significant contributions to Abington Bancorp, Inc. (the “Holding Company”) and to Abington Savings Bank (the “Bank”) to consider voluntarily transitioning off the Boards of Directors in order to provide opportunities for increased diversity on the Boards and generally to permit others to serve on the Boards, while at the same time preserving for the benefit of the Holding Company and the Bank the benefit of the knowledge, business judgment and business contacts that the former Directors can continue to provide to each of the Bank and the Holding Company.

Part 1.    DEFINITIONS

The following terms are used in this Plan with the meanings set forth below:

1.1. Advisory Board Service Period shall mean the period of time during which the Director remains an active member of the Former Director Advisory Board (as provided in Section 3.2) and shall terminate on the earliest to occur of (a) the date on which the Director shall have received Plan Compensation under this Plan for an aggregate of eight (8) years, if the Director is receiving Plan Compensation pursuant to Section 2.2 (or four (4) years, if the Director is receiving Plan Compensation pursuant to Section 2.3); (b) the date on which the Director ceases to serve as an active member of the Former Director Advisory Board (as provided in Section 3.2); (c) any date on which the Director ceases to be in compliance with the provisions of Section 3.3 or Section 3.4; and (d) as provided in Section 2.6.

1.2. Annual Plan Compensation shall be calculated as follows:

(a) Except as provided in Section 1.2(b), if the Director terminates his or her service as a Director after attaining the age of seventy (70), the Annual Plan Compensation shall be an amount equal to the Director’s Fee Income for the calendar year prior to the Director’s attaining the age of seventy (70);

(b) If (x) the Director terminates service as a Director prior to age seventy (70) or (y) if a Grandfathered Director terminates service as a Director before December 30, 2003, the Annual Plan Compensation shall be an amount equal to the Director’s Fee Income for the calendar year prior to the calendar year in which the Director’s Termination of Service as a Director occurred.

1.3. Bank shall mean Abington Savings Bank, a savings bank in stock form organized and existing under the laws of The Commonwealth of Massachusetts.

1.4. Change in Control.  A “Change in Control” shall be deemed to have occurred in any of the following events:

(a) if there has occurred a change in control which the Holding Company would be required to report in response to Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), or, if such Form 8-K is no longer in effect in its present form, any form or regulation promulgated by the Securities and Exchange Commission pursuant to the 1934 Act which is intended to serve similar purposes; or

(b) when any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) becomes a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Holding Company or the Bank representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of Directors of the Holding Company or the Bank; or

(c) if during any period of two consecutive years (not including any period prior to the adoption of this Plan), individuals who are Continuing Directors (as herein defined) cease for any reason to constitute at least a majority of the Board of Directors of the Holding Company.  For this purpose, a “Continuing Director” shall mean (i) an individual who was a Director of the Holding Company at the beginning of such period or (ii) any new Director (other than a director designated by a person who has entered into any agreement with the Holding Company to effect a transaction described in Section 1.4(a) or Section 1.4(b) whose election by the Board or nomination for election by the Holding Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of such period or whose election or nomination for election was previously so approved; or

(d) the stockholders of the Holding Company approve a merger or consolidation of the Holding Company with any other bank or corporation, other than (i) a merger or consolidation which would result in the voting securities of the Holding Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty-five percent (55%) of the combined voting power of the voting securities of the Holding Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Holding Company (or similar transaction) in which no “person” (as defined above in Section 1.4(b)) acquires more than thirty percent (30%) of the combined voting power of the Holding Company’s then outstanding securities; or

(e) the stockholders of the Holding Company approve a plan of complete liquidation of the Holding Company or an agreement for the sale or disposition by the Holding Company of all or substantially all of its assets.

1.5. Effective Date of the Plan shall mean November 1, 2002.

1.6. Fee Income shall mean the average per-person compensation paid to (or deferred for) all Directors in a calendar year for fulfilling their duties as a Director.  Fee Income does not include amounts paid in reimbursement of expenses or the value of any benefits provided to Directors.

1.7. Grandfathered Director shall mean a Director who was serving as a Director as of the Effective Date and who was over seventy (70) years of age as of the Effective Date.

1.8. Holding Company shall mean Abington Bancorp, Inc., a bank holding company organized and existing under the laws of The Commonwealth of Massachusetts.  The Holding Company is the parent company of the Bank.

1.9. Payment Commencement Date shall mean the January 1 next following a Director’s Plan Eligibility Date (except as may be otherwise determined pursuant to Section 2.4).

1.10. Plan shall mean the terms, conditions and benefits provided by this document and any amendment or restatement of this document.

1.11. Plan Compensation shall mean the benefit to which a Director would be entitled under Section 2.2 or Section 2.3 of this Plan.

1.12. Plan Eligibility Date shall mean the later to occur of (a) the date on which the Director has accumulated fifteen (15) Years of Service as a Director and (b) the date on which the Director ceases to serve as a Director.

1.13. Specially-Defined Cause shall mean the Director’s deliberate dishonesty with respect to the Bank, the Holding Company or any subsidiary or affiliate thereof, or conviction of a crime related to banking activity.

1.14. Termination of Service as a Director shall mean termination of services as a Director for any reason other than death, disability or Specially-Defined Cause.

1.15. Years of Service shall mean the number of years a Director has served as a Director of the Bank or the Holding Company (or of both), whether before or after the Effective Date of the Plan.  A person who is serving as a Director shall not receive additional service credit by reason of his or her serving simultaneously as a Director of both the Bank and the Holding Company.  No credit shall be awarded for service as a director of an entity acquired by the Bank or the Holding Company.

Part 2.                           ELIGIBILITY AND BENEFITS

2.1. Eligibility.  Any person who is a Director as of the Effective Date of the Plan shall be eligible to participate in the Plan immediately.  Any person elected as a Director subsequent to the Effective Date of the Plan shall be eligible to participate in the Plan as of the first day of the calendar month next following the date of his or her election as a Director.  No Director shall be eligible to receive any benefits under this Plan until the Director shall have signed a form of Acceptance of Plan Terms as provided in Section 4.4.  A person who is compensated as an employee of the Bank or the Holding Company shall not, for such period of time as he or she receives such compensation, be considered to be a “Director” hereunder and shall not earn or receive any benefits under this Plan.

2.2. Full Plan Compensation.  Upon Termination of Service as a Director, a Director who has completed twenty (20) Years of Service as of the date of Termination of Service as a Director (and has not been terminated for Specially-Defined Cause) shall be entitled to receive an amount equal to the Annual Plan Compensation, payable annually during the Advisory Board Service Period.  As provided in each of Sections 1.1 and 3.2, payment of the Annual Plan Compensation is explicitly conditioned upon continued active participation by the Director in the Former Director Advisory Board.  Subject to the provisions of Section 2.4, payment of this benefit shall commence on the then-applicable Payment Commencement Date.

2.3. Plan Compensation — Less Than Twenty (20) Years of Service.  Upon Termination of Service as a Director, a Director who has completed at least fifteen (15) but less than twenty (20) Years of Service as of the date of Termination of Service as a Director (and has not been terminated for Specially-Defined Cause) shall receive an amount equal to the Annual Plan Compensation, payable annually during the Advisory Board Service Period.  As provided in each of Sections 1.1 and 3.2, payment of the Annual Plan Compensation is explicitly conditioned upon continued active participation by the Director in the Former Director Advisory Board.  Subject to the provisions of Section 2.4, payment of this benefit shall commence on the then-applicable Payment Commencement Date.

2.4. Limitation on Number of Persons Commencing to Receive Plan Compensation in any Calendar Year.  This Plan is not intended to permit more than two Directors to commence receiving Plan Compensation in any calendar year.  In the event that more than two Directors become eligible to receive Plan Compensation on any Payment Commencement Date, payment shall be made to the two Directors with the greatest number of Years of Service.  A Director whose Plan Compensation is deferred pursuant to the provisions of this Section 2.4 shall become eligible to commence receiving his or her Plan Compensation on the January 1 next following the original Payment Commencement Date, subject to the same rules of priority based upon Years of Service in the event that on such subsequent Payment Commencement Date more than two Directors would be eligible to commence receiving Plan Compensation.

2.5. No Plan Compensation with Less than 15 Years of Service.  Notwithstanding any other provision hereof, a Director who has not completed fifteen (15) Years of Service as of the date of Termination of Service as a Director shall not receive any Plan Compensation under this Plan.

2.6. Termination of Plan and Benefits.

(a) Termination of Plan Compensation at Age 78.  Notwithstanding any other provision hereof, all payments of the Plan Compensation shall terminate immediately when the Director attains the age of seventy-eight (78).  However, Grandfathered Directors who retire not later than December 30, 2003 shall be exempt from this Section (a).

(b) Termination of Plan Compensation Upon Death.  Notwithstanding any other provision hereof, all payments of the Plan Compensation shall terminate immediately upon the death of the Director.

(c) Termination of Plan Compensation Upon Failure to Continue to Serve as Active Participant in Former Director Advisory Board.  Notwithstanding any other provision hereof, all payments of the Plan Compensation shall terminate immediately upon the failure of the Director to be an active participant in the Former Director Advisory Board, as provided in each of Sections 1.1 and 3.2.

(d) Termination for Specially-Defined Cause.  Notwithstanding any other provision hereof, in the event a Director’s service as a Director is terminated for Specially-Defined Cause, the Director shall not be entitled to become a member of the Former Director Advisory board or earn any Plan Compensation under this Plan.

(e) Termination of Plan and Plan Compensation Upon Change in Control.  Notwithstanding any other provision hereof, from and after the occurrence of a Change in Control, this Plan and all payments of the Plan Compensation shall terminate immediately.

2.7. Non-Transferability of Plan Compensation.  The payment or right to payment of any Plan Compensation (and any interest therein) is a personal benefit to the Director and cannot be sold, assigned, pledged or otherwise transferred to a third party at any time or under any circumstances.  Notwithstanding any other provision hereof, in the event a Director attempts to sell, assign, pledge or otherwise transfer his or her Plan Compensation under the Plan (and any interest therein), such Plan Compensation shall terminate immediately.

2.8. Increase in Number of Plan Compensation to Commence in any Calendar Year.  If at any time more than two Directors would be scheduled to receive Plan Compensation on any Payment Commencement Date, a Director whose Plan Compensation was scheduled to be deferred pursuant to the provisions of Section 2.4 may request that the Board of Directors of the Holding Company increase the number of Directors permitted to commence receiving Plan Compensation in any calendar year to permit commencement of payment of his or her Plan Compensation on the Payment Commencement Date.  If the Board of Directors of the Holding Company, acting by the unanimous affirmative vote of all Continuing Directors then in office, approves such a request, the payment of the Plan Compensation shall commence on the Payment Commencement Date.  The Board of Directors shall have no obligation to approve any such request.

Part 3.                           FORMER DIRECTOR ADVISORY BOARD

3.1. Creation of Former Director Advisory Board.  The Bank and the Holding Company have established a Former Director Advisory Board.  The purpose of the Former Director Advisory Board shall be to provide a forum for former Directors and others to give feedback to the Bank and the Holding Company as to market conditions, marketing opportunities, community input and business judgment.

3.2. Participation in Former Director Advisory Board Activities.  Former Directors will be required to perform the following duties:

•                  Assist the SVP/Business Banking in the development of new business by making joint calls with loan officers at least one day per month and by providing customer referrals regularly;

•                  Assist the CEO and Senior Management by providing support and local community feedback  at least quarterly;

•                  Assist the CEO and Senior Management by participating in quarterly customer focus group meetings with key customers and prospects; and

•                  Assist the CEO as needed to provide advice, counsel and support regarding governance matters, new Board member prospects and other issues as they arise.

3.3. Non-Competition.  During the Advisory Board Service Period, no Director shall compete with the Bank or the Holding Company.  The Director will not, directly or indirectly, (i) become a director, officer, employee, principal, agent, consultant or independent contractor of any insured depository institution, trust company or parent holding company of any such institution or company which has an office in Massachusetts (a “Competing Business”), provided, however, that this provision shall not prohibit the Director from (x) owning bonds, non-voting preferred stock or up to five percent (5%) of the outstanding common stock of any such entity if such common stock is publicly traded and (y) being employed outside of Massachusetts as long as he or she is in compliance with the provisions of clauses (ii) and (iii) below; (ii) solicit or induce, or cause others to solicit or induce, any employee of the Holding Company or any of its subsidiaries to leave the employment of such entities; or (iii) solicit any customer of the Holding Company or any of its subsidiaries to transact business with any other entity, whether or not a Competing Business, or to reduce or refrain from doing any business with the Holding Company or its subsidiaries.

3.4. Confidentiality.  Except as required by law or regulation, the Director shall keep secret and confidential and shall not disclose to any third party (other than the Holding Company or its subsidiaries) in any fashion or for any purpose whatsoever any information regarding the Holding Company or any of its subsidiaries which is not available to the general public to which he or she has had or will have access at any time during the course of his or her relationship with the Holding Company or its subsidiaries.  This restriction shall not apply to information made available to the public by the Holding Company and information which is already in the public domain through no breach of this Plan by the Director.

Part 4.                           ADDITIONAL PROVISIONS

4.1. Plan Amendment or Termination.  This Plan may be amended or terminated by a two-thirds (2/3) vote of all Directors of the Holding Company.

4.2. Applicable Law.  This Plan shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts.

4.3. Effect on Other Plans and Agreements.  This Plan constitutes the entire agreement of the parties relating to the subject matter hereof, and shall supersede in its entirety any and all prior agreements or understandings, whether written or oral, between or among the parties relating to the subject matter hereof, including without limitation the Board of Directors Transition and Retirement Plan dated June 22, 2000.  No party has relied upon any representation or promise except those set forth herein.

4.4. Acceptance of Terms of Plan.  To become eligible for the benefits to be provided under this Plan, a Director must have signed a form of Acceptance of Plan Terms in substantially the form set forth at the end hereof.

IN WITNESS THEREOF, the Holding Company has caused this Plan to be executed by its duly authorized officer effective as of the day and year first written (the Effective Date).

ABINGTON BANCORP, INC.

By:
President and Chief Executive Officer

Date:

Acceptance of Plan Terms

The undersigned hereby accepts and agrees to the terms and conditions of the foregoing Former Director Advisory Board Service Plan.

Print Name:

Date: